 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2023 (July 1, 2023)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	90-1559541
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 1, 2023, CFN Enterprises Inc. (the “Company”), and its wholly owned subsidiary, RANCO, LLC, a Delaware limited liability company (“Ranco”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with RAN CoPacking Solutions LLC, a California limited liability company (the “Seller”) and the members of the Seller (collectively, the “Founders”). The assets of the Seller acquired by Ranco consist of assets for co-packing and white label manufacturing services, including comprehensive solutions for third party logistics (3PL) related areas such as storage, order fulfillment, solutions for custom packaging and hardware needs for many different industries, and media and design services, along with strategic marketing support, to help clients establish and enhance their brand presence in the market (the “Purchased Assets”). Ranco acquired the Purchased Assets and assumed certain liabilities of the Seller (the “Acquisition”) in exchange for an aggregate of 40 million shares of Company common stock (the “Acquisition Shares”), and $1 million in cash consideration, payable in quarterly installments in an amount equal to the lesser of (i) Ranco’s gross revenues attributable to the Purchased Assets from and after the closing, net of all accrued debts, liabilities, and obligations of the Ranco and all amounts necessary or advisable to reserve, designate, or set aside for actual or anticipated costs, payments, liabilities, obligations, and claims with respect to the Purchased Assets, all as determined in good faith by Ranco, and (ii) $250,000, until paid in full (the “Cash Consideration”). The Asset Purchase Agreement also contains an earn out provision providing for the issuance of (i) 8 million shares of Company common stock to be issued upon Ranco achieving $19 million in gross revenue attributable to the Purchased Assets and a net profit of $3.9 million within the twelve month period beginning three months from the closing of the Acquisition (the “First Earnout Period”), and (ii) 8 million shares of Company common stock to be issued upon Ranco achieving $29 million in gross revenue attributable to the Purchased Assets and a net profit of $5.9 million within the twelve month period beginning on the day immediately following the end of the First Earnout Period. The Buyer also agreed to assume the Seller’s lease for property related to the Purchased Assets in Los Angeles, California, consisting of approximately 46,000 square feet, a current monthly rent of $77,286.14 with four years remaining on the term (increasing annually to $86,936.85 for the last year of the term) with a three-year option to extend, including the Seller’s security deposit of approximately $297,000.  The Company agreed to enter into employment agreements with the Founders and to guarantee the Cash Consideration portion of the purchase price.

Also on July 1, 2023, Ranco entered into promissory notes with certain lenders to borrow an aggregate of $5 million (the “Notes”). The Notes have a 15 month term and are subject to mandatory equal repayments commencing on the fourth month following issuance, for an aggregate repayment of $7.5 million. The Notes are secured by the assets of Ranco and guaranteed by the Company. Two of the lenders, Isaac Shehebar 2008 AIJJ Grantor Retained Annuity Trust and Ezra A. Chehebar, are existing shareholders of, and advisors to, the Company.

Also on July 1, 2023, Ranco entered into the Packwoods Private Label Services and Intellectual Property Licensing Agreement (the “Licensing Agreement”), with PW Industries LLC, a Wyoming limited liability company (“PW”), RS Distributions LLC, a Delaware limited liability company (“RS”), and Packaging Innovations LLC, a Wyoming limited liability company (“PI”, and together with PW and RS, the “Licensors”), for the exclusive manufacturing, packaging and distribution of, and wholesale and retail sales of a variety hemp-based inhalable (pre-roll and vaporizer), edible products, and disposable nicotine-based inhalable vaporizer products, and the purchase of packaging materials to be used with Packwoods-branded cannabis products (containing more than 0.3% delta-9 THC by weight) and the distribution of those packaging materials to licensed cannabis manufacturers designated by PW, using the Licensor’s licensed property for a 5 year exclusive term, subject to certain exclusions.

The foregoing is a description of the material terms and conditions of the Asset Purchase Agreement, the Notes and the Licensing Agreement and are not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, the Notes and the Licensing Agreement which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition is incorporated by reference in this Item 2.01. On July 1, 2023, the Acquisition closed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition Shares is incorporated by reference in this Item 3.02. The Acquisition Shares were issued pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial statements and Exhibits

The required financial statements will be filed within 71 days of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement entered into on July 1, 2023
10.1	Form of Promissory Note issued on July 1, 2023
10.2	Packwoods Private Label Services and Intellectual Property Licensing Agreement entered into on July 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: July 5, 2023